UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-A/A

Amendment No. 3

For Registration of Certain Classes of Securities Pursuant
to Section 12(b) or 12(g) of the Securities Exchange Act of 1934
______________

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-1592285
(State or other jurisdiction)	(I.R.S. Employer
of incorporation or organization)	Identification No.)

6655 Sugarloaf Parkway Duluth, Georgia (Address of principal executive offices)	30097 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	N/A
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Participating Cumulative Preferred Stock Purchase Rights

Item 1.        Description of Registrant’s Securities to be Registered.

This Amendment No. 3 amends the Form 8-A Registration Statement filed by Innotrac Corporation (the “Company”) on February 6, 1998, as amended by Amendment No. 1 to Form 8-A Registration Statement filed on April 3, 1998 and Amendment No. 2 to Form 8-A Registration Statement filed on November 25, 2003.

On January 1, 2008, the Company’s Rights to purchase Series A Participating Cumulative Preferred Stock expired by their terms, pursuant to the Rights Agreement, dated December 31, 1997, between the Company and Reliance Trust Company, as Rights Agent (the “Rights Agreement”), as amended on each of November 30, 2000, August 14, 2003 and November 24, 2003.

This summary does not purport to be complete and is qualified in its entirety by reference to the copy of the Rights Agreement that is filed as Exhibit 4.2(a) to this Amendment No. 3 and is incorporated by reference herein.

Item 2.        Exhibits.

Exhibit	Description of Document

3.1
Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 333-42373), filed with the Commission on February 11, 1998).

3.2
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (Commission File No. 333-79929), filed with the Commission on July 22, 1999).

4.1
Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 (commission File No. 333-42373), filed with the Commission on February 11, 1998).

4.2(a)
Rights Agreement between the Company and Reliance Trust Company as Rights Agent, dated as of December 31, 1997 (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 333-42373), filed with the Commission on February 11, 1998).

(b)
Amendment No. 1 to the Rights Agreement, dated as of November 30, 2000, between the Company, Reliance Trust Company and SunTrust Bank (incorporated by reference to Exhibit 4.2(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (Commission File No. 000-23741), filed with the Commission on March 30, 2001).

(c)
Amendment No. 2 to the Rights Agreement, dated as of August 14, 2003, between the Company and SunTrust Bank (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (Commission File No. 000-23741), filed with the Commission on August 20, 2003).

(d)
Amendment No. 3 to the Rights Agreement, dated as of November 24, 2003, between the Company and SunTrust Bank (incorporated by reference to Exhibit 4.2(d) to Amendment No. 2 to the Company’s Registration of Securities on Form 8-A (Commission File No. 000-23741), filed with the Commission on November 25, 2003).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INNOTRAC CORPORATION

August 19, 2008	By:	/s/ George M. Hare
George M. Hare
Chief Financial Officer